Exhibit 14

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our reports dated December 19, 2005 incorporated by reference herein and to the references to our firm under the headings “Independent Registered Public Accounting Firms” and “Financial Statements and Experts” in the prospectus/proxy statement.

/s/ KPMG LLP
New York, New York
November 21, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” and to the use of our report dated March 10, 2006, which is included, in this Registration Statement of Dreyfus Government Cash Management Funds.

ERNST & YOUNG LLP
New York, New York
November 21, 2006